Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 7, 2025, with respect to the financial statements of Grayscale XRP Trust, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
August 22, 2025